UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2011 (September 13, 2011)

CROGHAN BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

0-20159

(Commission

File Number)

OHIO	31-1073048
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

323 CROGHAN STREET, FREMONT, OHIO	43420
(Address of principal executive offices)	(Zip Code)

(419) 332-7301

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2011, the Board of Directors of The Croghan Colonial Bank (the “Bank”) approved the appointment of Stacy A. Cox as Senior Vice President and Chief Operations Officer of the Bank, a wholly-owned subsidiary of Croghan Bancshares, Inc. (the “Company”). Ms. Cox will assume her position with the Bank on September 15, 2011.

Ms. Cox, age 44, will manage the Operations Division, where her responsibilities will include a wide range of duties relating to banking operations, information technology, and loan operations as well as providing senior management leadership to those areas.

Ms. Cox joins the Bank with over 25 years of banking experience. Prior to employment with the Bank, she was Vice President of Core Banking Operations and Information Technology at First National Bank in Omaha, Nebraska from 2008 through 2011. Prior to First National Bank, she worked in a similar capacity for Huntington National Bank in Columbus, Ohio and Sky Financial Group in Bowling Green, Ohio from 1992 through 2008. Ms. Cox has a Bachelor of Science Degree in Business Administration from Heidelberg College in Tiffin, Ohio (1994) and a Masters of Business Administration from the University of Nebraska in Lincoln, Nebraska (2009). She also completed the Graduate School of Banking (Graduate Program in Operations and Technology) at Vanderbilt University.

As compensation for her services to the Bank, Ms. Cox will receive a base salary of $120,000 per year. In addition to her base salary, Ms. Cox will be eligible to participate in the Bank’s performance-based compensation program and the Bank’s health, vision, dental, disability, 401(k) profit sharing, group term life insurance plans, and stock option program. The Bank will also pay or reimburse Ms. Cox for certain moving, temporary housing, and other relocation expenses, not to exceed $22,500. No employment agreement has been entered into with her.

There are no family relationships between Ms. Cox and the Company’s directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Neither Ms. Cox nor any member of her immediate family has had any business transactions or relationships with the Company or the Bank that would require disclosure under Item 404(a) of SEC Regulation S-K. However, Ms. Cox and members of her immediate family may enter into banking transactions with the Bank in the future in the ordinary course of business and in compliance with applicable federal and state laws and regulations.

A copy of the press release announcing the appointment of Ms. Cox as Senior Vice President and Chief Operations Officer of the Bank is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01.	Other Events.

Announcement of Quarterly Dividend

On September 13, 2011, the Board of Directors of Croghan Bancshares, Inc. approved the declaration of a shareholder dividend for the third quarter of 2011. The third quarter dividend of $.32 per share will be payable on October 31, 2011 to shareholders of record on October 14, 2011.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release dated September 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROGHAN BANCSHARES, INC.

Date: September 16, 2011	By:	/s/ Kendall W. Rieman
Kendall W. Rieman, Treasurer

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated September 16, 2011

Exhibit No.	Description

99.1	Press Release dated September 15, 2011